SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              FORTE SOFTWARE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              FORTE SOFTWARE, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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

                              FORTE SOFTWARE, INC.
                              1800 HARRISON STREET
                            OAKLAND, CALIFORNIA 94612

                                  July 2, 1997


TO THE STOCKHOLDERS OF FORTE SOFTWARE, INC.



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Forte Software, Inc. (the "Company"), which will be held at the Lakeview Club, 300 Lakeside Drive, 28th Floor, Oakland, California 94612, on Tuesday, August 12, 1997, at 11:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.



                                          Sincerely,

                                          /s/ Martin J. Sprinzen
                                          --------------------------------------
                                          Martin J. Sprinzen
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

                              FORTE SOFTWARE, INC.
                              1800 HARRISON STREET
                            OAKLAND, CALIFORNIA 94612


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 12, 1997

     The Annual Meeting of Stockholders ("Annual Meeting") of Forte Software, Inc. (the "Company") will be held at the Lakeview Club, 300 Lakeside Drive, 28th Floor, Oakland, California 94612, on Tuesday, August 12, 1997, at 11:00 a.m. Pacific Time for the following purposes:

     1. To elect four directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

     2. To consider a proposal to approve the adoption of the Forte Software, Inc. 1997 Stock Option Plan;

     3. To consider a proposal to amend the Employee Stock Purchase Plan by increasing the number of available shares by 300,000;

     4. To consider a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 1998; and

     5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on June 30, 1997 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1800 Harrison Street, 24th Floor, Oakland, California during ordinary business hours for the ten-day period prior to the Annual Meeting.



                                   BY ORDER OF THE BOARD OF DIRECTORS,

                                   /s/ Rodger Weismann
                                   ---------------------------------------------
                                   Rodger Weismann
                                   Secretary



Oakland, California
July 2, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                              FORTE SOFTWARE, INC.
                              1800 HARRISON STREET
                            OAKLAND, CALIFORNIA 94612

                                 PROXY STATEMENT


                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 12, 1997

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Forte Software, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Lakeview Club, 300 Lakeside Drive, 28th Floor, Oakland, California 94612, on Tuesday, August 12, 1997, at 11:00 a.m. Pacific Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about July 2, 1997.


                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.


                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On June 30, 1997, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 19,266,988 shares of Common Stock outstanding. Each stockholder of record on June 30, 1997 is entitled to one vote for each share of Common Stock held by such stockholder on June 30, 1997. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The four nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non- votes are not counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     PROPOSAL 2. Approval of the adoption of the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

     PROPOSAL 3. Approval of the amendment to the Company's Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

     PROPOSAL 4. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 1998 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1) and FOR Proposals No. 2, 3 and 4, in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of May 31, 1997, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The four Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

     Promod Haque and David N. Strohm, who currently serve on the Board of Directors, are not standing for reelection at the Annual Meeting. The Board of Directors has not nominated other candidates to fill these vacancies, and does not anticipate nominating any such candidates prior to the Annual Meeting. The Company anticipates that such vacancies will be filled by a majority vote of the directors currently in office, and the directors so chosen shall hold office for a term expiring at the Company's 1998 annual meeting of stockholders and until such directors' successors shall have been duly elected and qualified.

           NOMINEES             AGE                    POSITION
------------------------------ ----- -------------------------------------------
Martin J. Sprinzen ............48        President,  Chief Executive Officer and
                                              Chairman of the Board of Directors
Christos M. Cotsakos(1)(2) ....48        Director
Thomas A. Jermoluk(2) .........40        Director
William H. Younger, Jr.(1)(2) .47        Director
----------
(1) Member of Audit Committee
(2) Member of Compensation Committee

     Martin J. Sprinzen co-founded the Company in February 1991 and has served as its President, Chief Executive Officer and Chairman of the Board of Directors since inception. Mr. Sprinzen also served as the Company's Secretary from inception to January 1996. From May 1988 to November 1990, Mr. Sprinzen was employed by Ingres Corp., a relational database management system company, as Executive Vice President, International Operations. From October 1986 to May 1988, Mr. Sprinzen was President and Chief Executive Officer of NASTEC, Corp., a computer-aided software engineering company. From July 1984 to October 1986, Mr. Sprinzen was employed by Ingres Corp., as Vice President, Engineering. From December 1979 to June 1984, Mr. Sprinzen was employed by Candle Corp., a mainframe software management tools company, where his last position was Vice President, Technology. Mr. Sprinzen holds a B.S. degree in electrical engineering from The Cooper Union.

     Christos M. Cotsakos has been a director of the Company since October 1996. Since March 1996, Mr. Cotsakos has served as President, Chief Executive Officer and a member of the board of directors of E*TRADE Group, a provider of Internet-based stock brokerage services. From March 1995 to January 1996, Mr. Cotsakos was employed by ACNielsen, Inc. as President, Co-Chief Executive Officer, Chief Operating Officer and a member of the board of directors. From September 1993 to March 1995, Mr. Cotsakos was employed as President and Chief Executive Officer of Nielsen International. From March 1992 to September 1993, Mr. Cotsakos was President and Chief Operating Officer of Nielsen Europe, Middle East and Africa. From 1973 to 1992, Mr. Cotsakos was employed by the Federal Express Corporation where he held a number of senior executive positions in the United States and Europe from 1988 to 1992. Mr. Cotsakos currently serves as a director of National Processing, Inc., a processor of merchant credit and debit card transactions and a provider of check acceptance services in the United States. A decorated Vietnam Veteran, Mr. Cotsakos holds a B.A. degree, cum laude, from William Patterson College, and an M.B.A., summa cum laude, from Pepperdine University.

     Thomas A. Jermoluk has been a director of the Company since February 1996. Mr. Jermoluk currently serves as President, Chief Executive Officer and as Chairman of the board of directors of @Home, Inc., a distributor of high-speed interactive services to residences and businesses using the cable industry's hybrid-fiber coaxial (HFC) infrastructure and its own network architecture. From 1986 to 1996, Mr. Jermoluk was employed by Silicon Graphics, Inc., a manufacturer of high performance visual computing systems, as President and a member of its board of directors from 1994 to 1996, and as Chief Operating Officer from 1992 to 1996. Mr. Jermoluk's other positions at Silicon Graphics included Executive Vice President from 1991 to 1992 and Vice President/General Manager, Advanced Systems Division, from 1988 to 1991. Mr. Jermoluk currently serves as a director of Pure Atria. Mr. Jermoluk holds a B.S. degree in computer science/electrical engineering and an M.S. degree in computer science from Virginia Tech.

     William H. Younger, Jr., has been a director of the Company since February 1991. Mr. Younger is a general partner of Sutter Hill Ventures, L.P., a venture capital management firm, where he has been employed since 1981. Mr. Younger currently serves as a director of COR Therapeutics, Inc., Celeritek, Inc., and Oasis Health Care Systems. Mr. Younger holds a B.S.E.E. degree from the University of Michigan and an M.B.A. from Stanford University.

     The Company currently has authorized six directors. Each director holds office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The officers serve at the discretion of the Board. There are no family relationships between any of the directors or officers of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended March 31, 1997, the Board of Directors held five (5) meetings and acted by written consent on three (3) occasions. For the fiscal year, each of the current directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and
(ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     During the fiscal year ended March 31, 1997, the Audit Committee of the Board of Directors met one (1) time. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the Company's auditors, the performance of the Company's auditors and the accounting practices of the Company. The members of the Audit Committee are Messrs. Cotsakos and Younger.

     During the fiscal year ended March 31, 1997, the Compensation Committee of the Board of Directors met four (4) times. The Compensation Committee reviews the performance and sets the compensation of the Chief Executive Officer of the Company, and approves the compensation of the other executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels. The Compensation Committee administers the 1996 Stock Option Plan, the 1997 Stock Option Plan and the Employee Stock Purchase Plan. The members of the Compensation Committee are Messrs. Jermoluk, Cotsakos and Younger.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

     Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1996 Stock Option Plan. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member will be granted an option to purchase 15,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Stockholders Meeting, each individual who continues to serve and has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 3,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company.

     Under the Automatic Option Grant Program, on October 14, 1996, Mr. Cotsakos was granted an option to purchase 15,000 shares of Common Stock under the 1996 Stock Option Plan at an exercise price of $38.75 per share; the option shares vest over 48 months. On August 14, 1996, each of Messrs. Haque, Jermoluk, Strohm and Younger was granted an option to purchase 3,000 shares of Common Stock at an exercise price of $33.00 per share; such option shares vest over 24 months.

     Directors who are also employees of the Company are eligible to receive options under the 1996 Stock Option Plan. Such employee-directors are also eligible to participate in the Company's Employee

Stock Purchase Plan, provided that such employee-director does not hold an amount of Common Stock equal to or greater than five percent of the total outstanding Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of May 31, 1997 certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors, and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty
(60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                             SHARES BENEFICIALLY OWNED
                                        ------------------------------------
            BENEFICIAL OWNER            NUMBER OF SHARES PERCENTAGE OF CLASS
--------------------------------------- ---------------- -------------------
Putnam Investments, Inc.(1) ............1,290,014         6.7%
 One Post Office Square
 Boston, MA 02109
Greylock Limited Partnership(2)  .......  995,855         5.2
 One Federal Street
 Boston, MA 02110
Christos M. Cotsakos(3) ................   15,000          *
Promod Haque(4) ........................  557,049         2.9
Thomas A. Jermoluk(5) ..................   18,000          *
David N. Strohm(6) .....................1,091,779         5.7
William H. Younger, Jr.(7) .............  231,872         1.2
Martin J. Sprinzen(8) ..................1,713,761         8.8
Paul Butterworth(9) ....................  627,731         3.2
Michael Hedger(10) .....................  182,787          *
Jay Shiveley(11) .......................  277,715         1.4
Rodger Weismann(12) ....................  577,507         3.0
All directors and executive officers as
 a group (11 persons)(13) ..............5,293,201        26.2
----------
*    Less than 1% of the outstanding shares of Common Stock.
(1) Such information is based on a Schedule 13G filed by Putnam Investments, Inc. with the Securities and Exchange Commission (the "SEC") on January 30, 1997. According to such Schedule 13G, Putnam Investments, Inc. or its affiliates possess shared voting power with respect to 22,800 shares and shared dispositive power with respect to all the shares.

                                             (Footnotes continued on next page.)

(Footnotes continued from previous page.)

(2) Such information is based on a Schedule 13G filed by Greylock Limited Partnership with the SEC on February 13, 1997. According to such Schedule 13G, Greylock Limited Partnership retains sale voting and dispositive power for all the shares.
(3) Includes options immediately exercisable into 15,000 shares of Common Stock under the Option Plan.
(4) Includes 554,049 shares of Common Stock owned beneficially by Norwest Equity Partners IV, L.P. The General Partner of Norwest Equity Partners, L.P. is Itasca Partners, of which Messrs. Daniel J. Haggerty and Robert F. Zicarelli are Managing Partners and Dr. Haque is a General Partner. In such capacities, Messrs. Haggerty and Zicarelli and Dr. Haque may be deemed to be beneficial owners of such shares, although they disclaim such beneficial ownership except to the extent of their pecuniary interest therein, if any. Also includes options immediately exercisable into 3,000 shares of Common Stock under the Option Plan. Does not include 15,000 shares held by Norwest Equity Partners V, L.P. ("NEP V"). Mr. Haggerty is also a managing general partner of, and Dr. Haque is a partner of Itasca Partners V, L.L.P., the general partner of NEP V, and in such capacities may be deemed also to beneficially own shares held by NEP V. Mr. Haggerty and Dr. Haque each disclaim such beneficial ownership, except to the extent of his indirect pecuniary interests therein.
(5) Includes options immediately exercisable into 18,000 shares of Common Stock under the Option Plan.
(6) Includes 995,855 shares of Common Stock owned beneficially by Greylock Limited Partnership ("Greylock"), of which Messrs. David N. Strohm, Howard
     E. Cox, Jr., William W. Helman, Robert P. Henderson, William S. Kaiser, Henry F. McCance and Roger L. Evans are general partners. Each of these individuals disclaims beneficial ownership of the shares held by Greylock except to the extent of his pecuniary interest therein arising from his general partnership interest in Greylock. Also includes options immediately exercisable into 3,000 shares of Common Stock under the Option Plan.
(7) Includes 93,018 shares of Common Stock held of record by Sutter Hill Ventures, a California Limited Partnership, and beneficially owned by Mr. Younger and options immediately exercisable into 3,000 shares of Common Stock under the Option Plan.
(8) Includes options immediately exercisable into 265,622 shares of Common Stock under the Option Plan.
(9) Includes options immediately exercisable into 234,625 shares of Common Stock under the Option Plan. All shares beneficially owned by Paul Butterworth are held in a revocable trust dated January 3, 1996. Mr. Butterworth is the trustee of the revocable trust.
(10) Includes options immediately exercisable into 169,500 shares of Common Stock under the Option Plan.
(11) Includes options immediately exercisable into 128,000 shares of Common Stock under the Option Plan.
(12) Includes options immediately exercisable into 100,000 shares of Common Stock under the Option Plan.
(13) Includes options immediately exercisable into 939,747 shares of Common Stock under the Option Plan.


             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Compensation Committee as administrator of the Option Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and any other executive officer in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

     None of the Named Officers has an employment agreement with the Company, and their employment may be terminated at any time. However, the Company has entered into agreements with its executive officers that provide for acceleration of vesting of one-half of the unvested option shares or restricted stock in the event the officer's employment is involuntarily terminated within one year following certain acquisitions or changes in control of the Company.


                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors (the "Committee") has the authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and to administer the Company's 1996 Stock Option Plan, 1997 Stock Option Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO, all other executive officers and certain other key employees of the Company.

     Subject to the Committee's approval as described in the previous sentence, the CEO has the responsibility for developing and approving the bonus programs to be in effect for all executive officers other than the CEO and other key employees each fiscal year. For fiscal 1997, the process utilized by the CEO in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the CEO were informal surveys conducted by Company personnel and a formal survey conducted by a consulting firm among local companies. The Committee approved the final compensation decisions concerning such officers.

     GENERAL COMPENSATION POLICY. The CEO's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the CEO's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

     In preparing the performance graph for this Proxy Statement, the Company has selected the Nasdaq Stock Market-U.S. Companies Index and the Nasdaq Stock Market Computer & Data Processing Index. The companies included in the formal survey utilized by the Company and the Company's informal survey are not necessarily those included in the Indices, because the latter were determined not to be competitive with the Company for executive talent or because compensation information was not available to the Company.

     BASE SALARY. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete with the Company for executive talent.

     ANNUAL CASH BONUSES. Each executive officer has an established bonus target each fiscal year. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and a range for the executive's contribution. For fiscal 1997, the Company exceeded its performance targets. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives, except in the cases of Messrs. Shiveley and Hedger.

     LONG-TERM INCENTIVE COMPENSATION. During fiscal 1997, the Committee made option grants to Messr. Hedger under the 1996 Stock Option Plan. Generally, a significant grant is made in the year that an officer commences employment. Grants in subsequent years may also occur, depending on officers' performance. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

     Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a five-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     CEO COMPENSATION. The annual base salary for Mr. Sprinzen, the Company's President and CEO, was established by the Committee primarily on the basis of Mr. Sprinzen's personal performance of his duties and the salary level in effect for comparable positions at companies that compete with the Company for executive talent.

     The remaining components of the CEO's fiscal 1997 incentive compensation were dependent upon the Company's financial performance and achievement of certain corporate objectives, and provided no dollar guarantees. The bonus paid to the CEO for fiscal 1997 was based on an incentive plan similar to the plans in place for the other officers. Specifically, a target incentive was established at the beginning of the fiscal year using an agreed-upon formula based on Company revenue and profit. Each fiscal year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit.

     TAX LIMITATION. As a result of Federal tax legislation enacted in 1993, a publicly-held company such as the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. The stockholders approved the Company's 1996 Stock Option Plan, which includes a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Accordingly, any compensation deemed paid to an executive officer when he exercises an option under the 1996 Stock Option Plan with an exercise price equal to the fair market value of the option shares on the grant date generally will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1998 fiscal year will exceed the $1 million limit, the Committee will defer any decision on whether to limit the dollar amount of the cash compensation payable to the Company's executive officers to the $1 million cap.

     OPTION REPRICING PROGRAM. Competition for skilled engineers, sales personnel and other key employees in the software industry is intense, and the use of stock options for retention and motivation of such personnel is widespread in high-technology industries. The Committee believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Company. The market price of the Common Stock decreased from a high of $81.75 in May 1996 to a low of $8.31 on April 25, 1997. In light of this substantial decline in market price, the Committee believed that the outstanding stock options with an exercise price in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels of performance. As a result, in April 1997, the Committee approved an option repricing program under which options to acquire 638,000 shares of Common Stock that were originally issued with exercise prices ranging from $8.83 to $54.75 per share were reissued with an exercise price of $8.31 per share, the fair market value of the Common Stock at the repricing date. These options will continue to vest under the original terms of the option grant, except that no options may be exercised for a period of one year from the repricing date.



                                        Compensation Committee

                                        Christos M. Cotsakos
                                        Thomas A. Jermoluk
                                        William H. Younger, Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in May 1995, and the members of the Compensation Committee are Messrs. Cotsakos, Jermoluk, and Younger. None of these individuals was at any time during fiscal 1997, or at any other time, an officer or employee of the Company. No executive officer of the Company served as a member of the board of directors of any entity that had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


                             STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between March 11, 1996 (the date the Company effected its initial public offering) and March 31, 1997 with the cumulative total return of (i) the Nasdaq Stock Market-U.S. Companies Index (the "Nasdaq Stock Market-U.S. Index") and (ii) the Nasdaq Stock Market Computer & Data Processing Index (the "Nasdaq Computer & Data Processing Index"), over the same period. This graph assumes the investment of $100.00 on March 11, 1996 in the Company's Common Stock, the Nasdaq Stock Market- U.S. Index and the Nasdaq Computer & Data Processing Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data, and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from The Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.


       COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG FORTE SOFTWARE, INC.,
  THE NASDAQ STOCK MARKET-U.S. INDEX AND THE NASDAQ COMPUTER & DATA PROCESSING
                                      INDEX

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                                    3/11/96        3/96          3/97
                                    -------        ----          ----

Forte Software, Inc.                 100           193           110
Nasdaq Stock Market (U.S.)           100           102           114
Nasdaq Computer & Data Processing    100           103           113

* $100 INVESTED ON 3/11/96 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS FISCAL YEAR ENDING MARCH 31.

     The Company effected its initial public offering on March 11, 1996 at a per share price of $21.00. The closing price of Common Stock on March 12, 1996, its first day of public trading, was $38.25 per share. The graph above commences with the initial public offering price of $21.00.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Summary Compensation Table sets forth the compensation earned for the three fiscal years ended March 31, 1997 by the Company's Chief Executive
Officer  and  the  four  other  most  highly   compensated   executive  officers
(collectively,  the "Named Officers"),  each of whose aggregate compensation for fiscal 1997  exceeded  $100,000 for services  rendered in all  capacities to the
Company and its subsidiaries for that fiscal year.

                                 SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                   COMPENSATION
                                              ANNUAL COMPENSATION     AWARDS
                                          ------------------------ --------------
                                                                   SECURITIES
                                  FISCAL                            UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY(1)    BONUS       OPTIONS (#)   COMPENSATION(2)
---------------------------      -------- ---------- ------------- -------------- ---------------
Martin J. Spinzen                  1997   $250,075    $112,260             0         $2,053
 President and Chief               1996    209,494     105,000             0          1,496
 Executive Officer                 1995    208,008     128,918(4)    375,000          1,496

Paul Butterworth                   1997    135,000      51,380             0          1,027
 Senior Vice President,            1996    130,000      48,500             0            546
 Software Development and          1995    130,003      53,390(4)    150,000            546
 Support and Chief System
 Architect

Michael Hedger(3)                  1997    152,000     122,860(5)     12,000            600
 Senior Vice President,            1996    119,700      48,000(5)    127,500            400
 European Operations

Jay Shiveley                       1997    125,135      64,476(5)          0          1,699
 Senior Vice President,            1996    103,500     209,208(5)     45,000            450
 North American and                1995    103,502     202,452(5)    120,000            450
 Australian Operations

Rodger Weismann                    1997    135,000      51,380             0          1,699
 Senior Vice President,            1996    125,000      60,600             0          1,454
 Finance and Administration,       1995    125,003      56,500        52,500          1,454
 Chief Financial Officer
 and Secretary

----------
(1)  Salary includes amounts deferred under the Company's 401(k) Plan.
(2)  Represents premiums for term life insurance.
(3)  Mr. Hedger joined the Company in September 1995.
(4) Includes forgiveness of the principal amount and interest on loans from the Company as follows: Mr. Sprinzen $38,918, and Mr. Butterworth $5,390.
(5)  Includes sales commissions.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to each of the Named Officers in the fiscal year ended March 31, 1997. No stock appreciation rights were granted to these individuals during such year.

                                                                              POTENTIAL
                                                                           REALIZABLE VALUE
                                                                          AT ASSUMED ANNUAL
                                                                               RATES OF
                                                                             STOCK PRICE
                                             INDIVIDUAL GRANTS               APPRECIATION
                                  --------------------------------------- FOR OPTION TERM(4)
                                                                          ------------------
                      NUMBER OF
                      SECURITIES    % OF TOTAL
                      UNDERLYING  OPTIONS GRANTED
                       OPTIONS          TO        EXERCISE
                       GRANTED     EMPLOYEES IN     PRICE     EXPIRATION
        NAME            (#)(1)    FISCAL YEAR(2)  ($/SH)(3)      DATE      5% ($)   10% ($)
-------------------  ------------ --------------- ---------- ------------ -------- ---------
Martin J. Sprinzen ..     0           --             --          --          --       --
Paul Butterworth ....     0           --             --          --          --       --
Michael Hedger ...... 12,000         2 .5%          8.31       9/10/06     62,732   158,976
Jay Shiveley ........     0           --             --          --          --       --
Rodger Weismann .....     0           --             --          --          --       --

----------
(1) The option is exercisable ratably over 60 months, except that no part of the option is exercisable until April of 1998. The option becomes exercisable in full if the Company is a party to certain mergers or sells all or substantially all of its assets, unless the option is assumed by the acquiring entity or the acquiring entity replaces this option with its own option or a cash incentive program, in which event 50% of the remaining unvested portion of the option becomes exercisable upon the optionee's subsequent involuntary termination of employment without cause. The option has a term of 10 years, subject to earlier termination in the event of the optionee's separation from employment with the Company.
(2)  Based on an aggregate of 486,200 options granted in the 1997 fiscal year.
(3)  The  exercise  price on the date of grant was  $28.75  per  share,  and the option was repriced in April 1997 to $8.31 per share. The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

     The following table sets forth information concerning option exercises in fiscal 1997 and option holdings as of the end of fiscal 1997 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

                                           AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                                  AND FISCAL YEAR-END OPTION VALUES

                                                  VALUE REALIZED
                                                 (MARKET PRICE AT
                                                   EXERCISE LESS       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                 SHARES ACQUIRED  EXERCISE PRICE)     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 ON EXERCISE (#)      ($)(1)           OPTIONS AT FY-END (#)           AT FY-END ($)(2)
                                ---------------   -------------   ------------------------------- -------------------------------
        NAME                                                      EXERCISABLE(3) UNEXERCISABLE(3) EXERCISABLE(3) UNEXERCISABLE(3)
    ------------                                                  -------------- ---------------- -------------- ----------------
Martin J. Sprinzen ...........        --               --            101,565        273,435        2,268,282        6,106,706
Paul Butterworth .............       9,375          628,789           25,251        109,374          563,938        2,442,682
Michael Hedger ...............        --               --             32,116        107,384          592,487        1,845,843
Jay Shiveley .................     144,666        5,084,917           47,334        103,001        1,039,458        2,129,521
Rodger Weismann ..............        --               --             21,875         30,625          488,541          683,957

----------
(1) Upon exercise of the options, an option holder did not necessarily receive the amount reported above under the column "Value Realized." The amounts reported above under the column "Value Realized" merely reflect the amount by which the fair market value of the Common Stock of the Company on the date the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares of Common Stock issued upon exercise of the options are sold.
(2) Based on the closing price of the Company's Common Stock at fiscal year-end ($23.00) less the exercise price payable for such shares.
(3) Certain of the options listed in the table are immediately exercisable. Any shares purchased under such options before they have vested will be subject to repurchase by the Company at the original exercise price per share upon the optionee's cessation of service. The remaining options listed in the table become exercisable in installments.

                                 PROPOSAL NO. 2

                                STOCK OPTION PLAN

     At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon a proposal to approve the adoption of the Forte Software, Inc. 1997 Stock Option Plan (the "Stock Option Plan"). The number of shares of the Company's Common Stock initially available for grants under the Stock Option Plan is 845,914, which is equal to 4.5% of the total number of shares of Common Stock outstanding at the beginning of Fiscal Year 1998. The number of shares available for grants will automatically increase at the beginning of Fiscal Year 1999 by 4.5% of the total number of shares outstanding at that time, but in no event more than 1.2 million shares. (The number of shares available for grants is subject to anti-dilution adjustments.)

BACKGROUND OF THE PLAN

     The Stock Option Plan was adopted by the Board of Directors on April 25, 1997. The Board of Directors may amend or terminate the Stock Option Plan at any time and for any reason. Amendments require the approval of the Company's stockholders only to the extent provided by applicable laws, regulations or rules.

     The Board of Directors believes that approval of the Stock Option Plan is in the best interests of the Company and its stockholders because stock options and other forms of stock compensation serve to align the long-term interests of the plan's participants with those of the stockholders and are an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. As more companies enter the distributed enterprise software market, the very limited number of skilled and experienced employees are in demand by a growing number of competitors. The Company believes that stock options are critical in attracting and retaining these key contributors. The Stock Option Plan is intended to offer a significant incentive by enabling key employees to acquire options to purchase Common Stock at a price not less than 85% of its fair market value on the date the option is granted. The options will become valuable to the recipients only if the price of the Company's Common Stock appreciates following the grant and when such options have vested. By providing key employees with the opportunity to acquire an equity interest in the Company over time and because a benefit is only received through improved stock performance, the Company believes that stock options serve to align the interests of key employees closely with those of other stockholders.

     The Company believes that the adoption of the Stock Option Plan is necessary to enable it to successfully compete with other companies and is essential to the Company's ability to retain experienced employees and to recruit additional qualified individuals. As of May 31, 1997, 908,709 shares remained available for future grants under the Company's 1996 Stock Option Plan (the "1996 Plan"). As of May 31, 1997, 2,919,649 shares were subject to outstanding options under the 1996 Plan.

SUMMARY OF THE PROVISIONS OF THE STOCK OPTION PLAN

     The key provisions of the Stock Option Plan are summarized below. This summary, however, is not intended to be a complete description of all terms of the Stock Option Plan. A copy of the plan text will be furnished to any stockholder upon request. Such a request should be directed to the Corporate Secretary at the Company's principal executive office.

     ADMINISTRATION AND ELIGIBILITY. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee selects the individuals who receive awards, determines the size of any award and establishes any vesting or other conditions. Employees and consultants of the Company who are not officers of the Company are eligible to participate in the Stock Option Plan, although incentive stock options may not be granted to consultants. As of May 31, 1997, approximately 365 employees and 10 consultants would have been eligible to participate in the Stock Option Plan.

     FORM OF AWARDS. The Stock Option Plan provides for awards in the form of options or restricted shares, or any combination thereof. No payment is required upon receipt of an award, except that a recipient of newly issued restricted shares is required to pay the par value of such restricted shares to the Company.

     OPTIONS. Options may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. The term of an option cannot exceed 10 years. The exercise price of an ISO must be equal to or greater than the fair market value of the Common Stock on the date of grant, while the exercise price of an NSO must be equal to or greater than 85% of fair market value. As of May 30, 1997, the closing price of the Company's Common Stock on The Nasdaq National Market was $13.125 per share.

     The exercise price of an option may be paid in any lawful form permitted by the Compensation Committee, including (without limitation) a full-recourse promissory note or the surrender of shares of Common Stock or restricted shares already owned by the optionee. The Compensation Committee may likewise permit optionees to satisfy their withholding tax obligation upon exercise of an NSO by surrendering a portion of their option shares to the Company. The Stock Option Plan also allows the optionee to pay the exercise price of an option by giving "exercise/sale" or "exercise/pledge" directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes is issued directly to a securities broker selected by the Company who, in turn, sells these shares in the open market. The broker remits to the Company the proceeds from the sale of these shares, and the optionee receives the remaining option shares. If exercise/pledge directions are given, the option shares are issued directly to a securities broker or other lender selected by the Company. The broker or other lender holds the shares as security and extends credit for up to 50% of their market value. The loan proceeds are paid to the Company to the extent necessary to pay the exercise price and any withholding taxes. Any excess loan proceeds may be paid to the optionee. If the loan proceeds are insufficient to cover the exercise price and withholding taxes, the optionee is required to pay the deficiency to the Company at the time of exercise.

     The Committee may at any time offer to buy out an outstanding option for cash or give an optionee the right to surrender his or her option for cash.

     RESTRICTED SHARES. Restricted shares are shares of Common Stock that are subject to forfeiture in the event that the applicable vesting conditions are not satisfied. Restricted shares have the same voting and dividend rights as other shares of Common Stock. The recipient of restricted shares may pay all projected withholding taxes relating to the award with shares of Common Stock rather than cash.

     VESTING CONDITIONS. As noted above, the Compensation Committee determines the number of options or restricted shares to be included in the award as well as the vesting and other conditions. The vesting conditions may be based on the length of the recipient's service, his or her individual performance, the Company's performance or other appropriate criteria.

     Vesting may be accelerated in the event of the recipient's death, disability or retirement or in the event of a change in control with respect to the Company. For purposes of the Stock Option Plan, "change in control" means
(a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after the merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to the merger, consolidation or other reorganization, (b) the sale, transfer or other disposition of all or substantially all of the Company's assets, (c) a change in the composition of the Company's Board of Directors, as a result of which fewer than a majority of the incumbent directors are directors who either
(i) had been directors of the Company on the date 24 months before the event that may constitute a change in control (the "original directors") or (ii) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved, or (d) any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of (d), the term "person" has the same meaning as when used in sections 13(d) and 14(d) of such Act but excludes (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and
(ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company. A transaction does not constitute a change in control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before the transaction.

     NUMBER OF RESERVED SHARES AND MAXIMUM AWARDS. The number of shares of the Company's Common Stock initially available for grants under the Stock Option Plan is 845,914, which is equal to 4.5% of the total number of shares of Common Stock outstanding at the beginning of Fiscal Year 1998. The number of shares available for grants will automatically increase at the beginning of Fiscal Year 1999 by 4.5% of the total number of shares outstanding at that time, but in no event more than 1.2 million shares. (The number of shares available for grants is subject to anti-dilution adjustments.) As of May 31, 1997, grants covering 573,400 shares of Common Stock have been made under the Stock Option Plan and 272,514 shares of Common Stock remain available for grants under the Stock Option Plan. If any options or restricted shares are forfeited, or if options terminate for any other reason prior to exercise, then they again become available for awards.

     NEW PLAN BENEFITS. Awards under the Stock Option Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Stock Option Plan or the benefits that would have been received by such participants if the Stock Option Plan had been in effect in Fiscal Year 1997.

     FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. Neither the optionee nor the Company incurs any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company receives no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Stock Option Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company is not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE FORTE SOFTWARE, INC. 1997 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3

                    AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon a proposal to amend the Forte Software, Inc. Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares available for issuance by 300,000.

     The Purchase Plan was adopted by the Board of Directors and approved by the stockholders in January 1996. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code"). The Company also maintains the International Employee Stock Purchase Plan ("International Purchase Plan"), pursuant to which eligible individuals employed outside the United States by one of the Company's foreign subsidiaries may purchase shares of Common Stock.

     The following summary of certain Purchase Plan provisions is qualified, in its entirety, by reference to the Purchase Plan. Copies of the Purchase Plan document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in Oakland, California.

     PURPOSE. The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions.

     The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

     ADMINISTRATION. The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee"). All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Purchase Plan will be credited to a non-interest bearing book account.

     SHARES AND TERMS. The stock issuable under the Purchase Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued in the aggregate under the Purchase Plan and the International Purchase Plan is 700,000 (including the shares subject to this proposal), adjusted as described in the "Adjustment" section of this description. Common Stock subject to a terminated purchase right will be available for purchase pursuant to purchase rights subsequently granted.

     ADJUSTMENTS. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments will be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

     ELIGIBILITY. Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan. Approximately 377 employees (including 5 executive officers) were eligible to participate in the Purchase Plan as of May 31, 1997.

     OFFERING PERIODS. The Purchase Plan is implemented by offering periods which generally have a duration of 24 months; each offering period is comprised of a series of one or more successive purchase periods, which will have a duration of six months. The first offering period began on the date of execution of the underwriting agreement in connection with the Company's initial public offering and will end on April 30, 1998; the next offering period will commence on May 1, 1998 and will end on the last business day in April 2000, unless terminated earlier. The purchase periods during the initial offering period will end on October 31, 1996, April 30, 1997, October 31, 1997, and April 30, 1998. The Committee in its discretion may vary the beginning date and ending date of the offering periods, provided that no offering period exceeds 24 months in length, except for the initial offering period.

     The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the participant's entry date into an offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

     PURCHASE PRICE. The purchase price per share under the Purchase Plan is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period or, if later, the participant's entry date into the offering period, or (ii) the fair market value of a share of Common Stock on the purchase date. If a participant's entry date is on a day other than the first day of an offering period, the clause (i) amount will in no event be less than the fair market value of the shares on the first day of such offering period. Generally, the fair market value of the Common Stock on a given date is the closing price of the Common Stock, as reported on The Nasdaq System National Market System. The market value of the Common Stock, as reported on The Nasdaq National Market as of May 30, 1997, was $13.125 per share.

     LIMITATIONS. The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

         1. No purchase right will be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

         2. In no event will a participant be permitted to purchase more than 1,500 shares on any one purchase date.

         3. The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under
     Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

     The purchase right will be exercisable only by the participant during the participant's lifetime and will not be assignable or transferable by the participant.

     PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. Payment for shares by participants will be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed

10% of a participant's cash compensation paid during a purchase period. Cash compensation includes regular base pay, any pre-tax contributions made by a participant to any Code section 401(k) plan or section 125 cafeteria benefit program plus any of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, cash compensation does not include any contributions made on a participant's behalf by the Corporation or any corporate affiliate to any deferred compensation plan or welfare benefit program (other than a section 401(k) or 125 plan) now or hereafter maintained by the Corporation.

     The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the "Limitations" section). No fractional shares may be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period.

     TERMINATION AND CHANGE TO PAYROLL DEDUCTIONS. A purchase right will terminate at the end of the offering period or earlier if (i) the participant terminates employment, and then any payroll deductions which the participant may have made with respect to a terminated purchase right will be refunded, or (ii) the participant elects to withdraw from the Purchase Plan. Any payroll deductions which the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. Unless a participant has irrevocably elected otherwise, he or she may decrease his or her deductions once during a purchase period.

     AMENDMENT AND TERMINATION. The Purchase Plan will continue in effect until the earlier of (i) the last business day in October 2006, (ii) the date on which all shares available for issuance under the Purchase Plan have been issued or
(iii) a Corporate Transaction, unless the Purchase Plan is earlier terminated by the Board in its discretion.

     The Board may at any time alter, amend, suspend or discontinue the Purchase Plan, provided that, without the approval of the stockholders, no such action may (i) alter the purchase price formula so as to reduce the purchase price payable for shares under the Purchase Plan, (ii) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant, or (iii) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the eligibility requirements.

     In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any six-month purchase period. If such right is exercised by the Board, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions will thereafter be collected under the Purchase Plan.

     CORPORATE TRANSACTION. In the event of (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per share will be equal to eighty-five percent (85%) of the lower of the (i) fair market value per share of Common Stock on the start date of the offering period (or on the participant's entry date, if later) or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. If a participant's entry date is not the first day of the offering period, the clause
(i) amount will in no event be less than the fair market value of such shares on the first day of the offering period. Any payroll deductions not applied to such purchase will be promptly refunded to the participant.

     The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     PRORATION OF PURCHASE RIGHTS. If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee will make a pro rata allocation of the shares remaining.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. No income is recognized by a participant at the time a right to purchase shares is granted. Likewise, no taxable income is recognized at the time of the purchase, even though the purchase price reflects a discount from the market value of the shares at that time.

     A participant must recognize taxable income upon a disposition of shares acquired under the Purchase Plan. The tax treatment may be more favorable if the disposition occurs after the holding-period requirements of section 423 have been satisfied (a "qualifying disposition"). To satisfy the holding-period requirements of section 423, shares acquired under the Purchase Plan cannot be disposed of within two years after the first day of the offering period during which the shares were purchased (or within two years after the participant's entry date, if that date is later than the beginning of the offering period) nor within one year after the shares were purchased. The U.S. income tax consequences of a qualifying disposition are follows:

     o The participant recognizes ordinary income equal to the lower of (a) the excess of the fair market value of the shares on the date of the disposition over the purchase price or (b) 15% of the fair market value of the shares on the first day of the applicable offering period (or on the participant's entry date, if that date is later than the first day of the offering period and if the market value is higher on that date). The Company will not be entitled to any deduction under these circumstances.

     o The excess, if any, of the fair market value of the shares on the date of the disposition over the sum of the purchase price plus the amount of ordinary income recognized (as described above) will be taxed as a long-term capital gain. If a taxable disposition produces a loss (i.e., the fair market value of the shares on the date of the disposition is less than the purchase price) and the disposition involves certain unrelated parties, then the loss will be a long-term capital loss.

     A participant who disposes of shares acquired under the Purchase Plan without meeting the holding- period requirements makes a disqualifying disposition of such shares. The U.S. income tax consequences of a disqualifying disposition are as follows:

     o The entire difference between the purchase price and the market value of the shares on the date of purchase will be taxed to the participant as ordinary income in the year of disposition. The Company will be entitled to a deduction for the same amount, subject to certain conditions.

     o The excess, if any, of the market value of the shares on the date of disposition over their market value on the date of purchase will be taxed as a capital gain (long-term or short term, depending on how long the shares have been held). If the value of the shares on the date of disposition is less than their value on the date of purchase, then the difference will result in a capital loss (long-term or short-term, depending on your holding period), provided the disposition involves certain unrelated parties. Any such loss will not affect the ordinary income recognized upon the disposition.

     NEW PURCHASE PLAN BENEFITS. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. No purchase rights have been granted with respect to the additional 300,000 shares for which approval is requested.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 4

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 1998. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their transactions in the Common Stock and their Common Stock holdings for the fiscal year ending March 31, 1997 and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1997 fiscal year, the Company believes that all reporting requirements under
Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than 10% stockholders.

                                    FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL 1997, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO FORTE SOFTWARE, INC., 1800 HARRISON STREET, 7TH FLOOR, OAKLAND, CALIFORNIA 94612, ATTN: MARY LLEWELLYN, INVESTOR RELATIONS.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 1998 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than March 5, 1998 in order to be included. Such stockholder proposals should be addressed to Forte Software, Inc.


                                  OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.


                                   BY ORDER OF THE BOARD OF DIRECTORS,

                                   /s/ Rodger Weismann
                                   ---------------------------------------------
                                   Rodger Weismann
                                   Secretary

Oakland, California
July 2, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                                                      APPENDIX A

P                             FORTE SOFTWARE, INC.
R               Annual Meeting of Stockholders, August 12, 1997
0
X        This Proxy is Solicited on Behalf of the Board of Directors of
Y                             Forte Software, Inc.

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on August 12, 1997 and the Proxy Statement and appoints Martin J. Sprinzen and Rodger Weismann, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Forte Software, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at the Lakeview Club, 300 Lakeside Drive, 28th Floor, Oakland, California 94612 on Tuesday, August 12, 1997, at 11:00 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.
                                                                     -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                         SIDE
                                                                     -----------

[X] Please mark
    votes as in
    this example.

    The Board of Directors recommends a vote FOR each of the nominees listed below and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR the election of the nominees listed below and FOR the other proposals if no specification is made.

    1. To elect the following directors to serve for a term ending upon the 1998 Annual Meeting of Stockholders or until their successors are elected and qualified:

         Nominees:  Martin J.  Sprinzen,  William  H.  Younger,  Jr.,
                    Thomas A. Jermoluk and Christos M. Cotsakos.

               FOR                                    WITHHOLD
               ALL                                   AUTHORITY
            NOMINEES    [  ]                [  ]    TO VOTE FOR
                                                   ALL NOMINEES

     [  ] _________________________
     For all nominees, except for any nominees(s) whose name is written in the space provided above.

    2.  To approve the Company's 1997 Stock Option Plan.

                     FOR      AGAINST     ABSTAIN
                     [  ]      [  ]         [  ]

    3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 300,000 shares.

                     FOR      AGAINST     ABSTAIN
                     [  ]      [  ]         [  ]

    4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998.

                     FOR      AGAINST     ABSTAIN
                     [  ]      [  ]         [  ]

    5. To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

    Please sign your name.

Signature:               Date:               Signature:               Date: